UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 25, 2022

Americold Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway,	South Tower, Suite 600
Atlanta,	Georgia	30328
(Address of principal executive offices)		(Zip Code)
(678) 441-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Americold Realty Trust: Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Americold Realty Trust:  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COLD	New York Stock Exchange

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed for the purpose of establishing Americold Realty Trust, Inc., a Maryland corporation (the “Company”), as the successor issuer to Americold Realty Trust, a Maryland real estate investment trust (the “Predecessor”), with respect to the Company’s Common Stock (as defined below), pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose certain related matters.

At 12:28 PM, eastern time, on May 25, 2022, the Predecessor consummated its previously-disclosed conversion from a Maryland real estate investment trust to a Maryland corporation (the “Conversion”), pursuant to the Articles of Conversion, dated May 25, 2022 (the “Articles of Conversion”), approved by the shareholders of the Predecessor on May 17, 2022. Pursuant to Rule 12g-3(a) under the Exchange Act, shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) are deemed to be registered under Section 12(b) of the Exchange Act and the Company has succeeded to the Predecessor as the registrant with respect thereto.

Item 3.03 — Material Modification to the Rights of Security Holders.

Upon the consummation of the Conversion on May 25, 2022, each issued and outstanding share of beneficial interest in the Predecessor was converted into one share of Common Stock of the Company, and the rights of stockholders of the Company began to be governed by the Maryland General Corporation Law and the Articles of Incorporation and Bylaws of the Company. The Conversion did not result in any change in CUSIP, trading symbol, federal tax identification number, or any material change in business, offices, assets, liabilities, obligations or net worth, or any change in directors, officers or employees. The Common Stock has been approved for listing on the New York Stock Exchange and will commence trading on May 26, 2022 on an uninterrupted basis under the trading symbol “COLD”. Stockholders are not required to exchange their existing certificates representing shares of beneficial interest in the Predecessor, which now represent an equivalent number of shares of Common Stock of the Company. Shares of Common Stock will be issued and transferred in book entry form.

The foregoing description of the Conversion and the Articles of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

A description of the Common Stock is set forth on Exhibit 99.1 hereto and incorporated by reference herein. The Description of Common Stock set forth in Exhibit 99.1 modifies and supersedes any prior description of common securities in any registration statement filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, including registration statements.

Additional information about the Conversion and a comparison of the rights of shareholders of the Predecessor and stockholders of the Company can be found in the Company’s proxy statement/prospectus, filed with the Securities and Exchange Commission on April 7, 2022, under the headings “Proposal 4: Conversion of the Company to a Corporation from a Trust,” and “Appendix G - Comparison of Shareholder Rights.”

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. The Articles of Incorporation and Bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01 — Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Articles of Conversion
3.1	Articles of Incorporation of Americold Realty Trust, Inc.
3.2	Bylaws of Americold Realty Trust, Inc.
99.1	Description of Common Stock
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 25, 2022

AMERICOLD REALTY TRUST

By:	/s/ Marc J. Smernoff
Name: Marc J. Smernoff
Title: Chief Financial Officer and Executive Vice President